Exhibit 10.4

 STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 2, 2014 by and between IRONSTONE GROUP, INC., a Delaware corporation (the “Company”), and                              (the “Buyer”), to purchase certain shares of Stock of IRONSTONE GROUP, Inc.

RECITALS

A.     The Company is issuing shares (the “Shares”) of its issued and outstanding common stock (the “Interests”) and

B.     Buyer desires to purchase from the Company, and the Company desires to sell to Buyer, certain of the Company’s Shares.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Company hereby agree as follows:

Purchase and Sale of Shares.

Purchase and Sale. Subject to the terms and conditions of this Agreement, the Company agrees to sell and transfer to Buyer, and Buyer agrees to purchase from the Company                 Shares (the “Transferred Shares”), at a purchase price of $1.75 per Share (the “Purchase Price”), for a total purchase price of $                           , payable as provided in Section 1.2, below.

Delivery. The Company will issue, as promptly as practicable, a stock certificate, registered in the name of the Purchaser, reflecting the Shares.

Representation and Warranties.

Representation and Warranties of the Company.

Organization and Good Standing. The company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, and to issue and sell the Shares.

Capitalization. As of the date of this Agreement, the authorized share capital of the Company consists of 25,000,000 shares of Common Stock, of which 2,618,500 are issued and outstanding. The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and non-assessable. The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

     Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreement, the authorization, sale, issuance and delivery of the shares has been taken. The Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company as follows:

Buyer has the full right, power and authority to enter into and perform Buyer’s obligations under this Agreement. All corporate or individual action on the part of Buyer necessary for the execution of this Agreement and the performance of Buyer’s obligations hereunder has been taken. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

No Registration. Purchaser understand that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

Buyer further acknowledges and confirms that (i) Buyer is capable of bearing the economic risk and burden of its investment in the Shares, the possibility of a complete loss of all of such investment, (i) Buyer has substantial experience in investing in securities and therefore has the ability to “fend for itself” in connection with its investment in the Shares, and (ii) Buyer has obtained sufficient information concerning the Company, its business, financial condition and prospects to reach an informed and knowledgeable decision to acquire the Shares.

Rule 144. Buyer acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three month period not exceeding specified limits. Purchaser acknowledges that, in the event that all of the requirements of a Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares

Legends. Purchaser understands and agrees that the certificate evidencing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legends (in addition to any legend required by applicable state securities laws): “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REIGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Miscellaneous.

Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

Amendments. No amendment or modification of the terms and conditions of this Agreement shall be valid unless in writing and signed by both parties hereto.

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby. Without limitation of the preceding sentence, there are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the transactions contemplated by this Agreement that are not fully expressed in this Agreement. This Agreement supersedes all prior agreements, understandings, negotiations and representations between the parties with respect to such transactions.

Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision or prevent that party thereafter from enforcing such provision or any other provision of this Agreement.

Severable Provisions. The provisions of this Agreement are severable and, if any one or more provisions may be determined to be unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Further Assurances. Each party shall execute and deliver such additional instruments, documents and other writings as may be reasonably requested by the other party in order to confirm and carry out and to effect fully the intent and purposes of this Agreement.

Expenses. Buyer and Seller shall each bear their own expenses and legal fees incurred in connection with this Agreement and the transactions contemplated hereby.

Arbitration. The purchaser agrees that any and all controversies, claims, or disputes with anyone including the Company, and any Employee, Officer, Director, or Shareholder of the Company in their capacity as such or otherwise, arising out of, relating to, or resulting from this Agreement, shall be subject to binding arbitration.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

IRONSTONE GROUP, INC.,:

William R. Hambrecht

By:
Chief Executive Officer

Buyer:

[Name]

By:

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